Exhibit 99.1

Twist Bioscience Reports Third Quarter Fiscal 2019 Financial Results and Highlights

Commercial and Operational Progress

— Revenues Increase 108% over Third Quarter 2018 —

— Increasing Fiscal 2019 Revenue Guidance to $52 to $53 Million; Adjusting Net Loss

Guidance to $102 to $104 Million to Reflect Acceleration of Commercial Organization —

— Continued Strength in Synthetic Biology and NGS Businesses —

SAN FRANCISCO, Calif. – August 1, 2019 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the third quarter of fiscal 2019 ended June 30, 2019.

“We have shipped to more than 1000 synbio and NGS customers in fiscal 2019 and for the third quarter, we reported record orders of $18.1 million, and $13.6 million in revenues, a significant achievement without the single large order of $2.7 million in 2QFY19,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist. “Beyond the core genes and NGS businesses, we have generated additional proof-of-concept data for new GPCR antibody targets. In data storage, we are investing in our next chip design, which will be the foundation to bring us to the point of cost-competitive for a commercial offering. We completed the back-end gene production move to a larger facility and looking ahead, we expect to post strong results through the end of the year.”

FISCAL 2019 THIRD QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the three months ended June 30, 2019 were $18.1 million, compared to $10.7 million for the same period of fiscal 2018.

•	Revenue: Total revenues were $13.6 million for the three months ended June 30, 2019 compared to $6.5 million for the same period of fiscal 2018.

•	Cost of Revenues: Cost of revenues for the three months ended June 30, 2019 was $11.4 million compared to $7.5 million for the similar period of fiscal 2018.

•	Research and Development Expenses: Research and development expenses for the three months ended June 30, 2019 were $9.0 million compared to $5.3 million for the same period of fiscal 2018.

•

Selling, General and Administrative Expenses: Selling, general and administrative expenses for the three months ended June 30, 2019 were $21.3 million compared to $11.3 million for the same period of fiscal 2018.

•	Net Loss: Net loss for the fiscal 2019 third quarter was $27.9 million, or $0.92 per share, compared to $17.6 million, or $6.18 per share, for the fiscal 2018 third quarter.

•	Cash Position: As of June 30, 2019, the company had $161.8 million in cash, cash equivalents and short term investments.

“We are increasing our fiscal year revenue guidance to $52M to $53M, up from $50M to $52M, based on our solid growth in orders, continued expansion, and diversification of our synthetic biology portfolio including our genes and our NGS tools,” commented Jim Thorburn, CFO of Twist. “In addition,we delivered continued improvements in our gross margin, which increased to 16 percent of revenue in the third quarter, and are continuing to increase our investment in our operations, commercial organization and R&D capabilities to position the company for increased growth in 2020.”

Fiscal Third Quarter 2019 and Recent Highlights

•	Continued diversification and growth of synthetic biology revenue

•	Introduced long oligonucleotides up to 300 nucleotides for areas of research including CRISPR gene editing, drug development and DNA digital data storage

•	Continued conversion of NGS product line customers, having shipped to > 150 customers in the third quarter of fiscal 2019 with 26 customers now in production mode

•	Launched the Twist Mouse Core Exome Panel, the most comprehensive, up-to-date tool for interrogation of the mouse exome, for the research market

•	Discovered functional leads against two additional GPCR targets, for a total of three

•	Planned design of a silicon chip specific to DNA data storage

•	Gained access to Imagene SA’s encapsulation service, further enabling the development of DNA as a digital storage medium

•	Completed a follow on public offering of 4,312,500 shares of common stock resulting in approximately $84.3 million in net proceeds

•	Completed back-end NGS and genes move of manufacturing facilities into South San Francisco

•	Appointed semiconductor and storage expert Nelson C. Chan to the board of directors

Fiscal 2019 Objectives

SynBio

•	Offer customers 5kb genes at disruptive price – Complete

•	Introduce Twist Application Programmable Interface (TAPI) for gene ordering—Complete

•	Implement and execute new product introductions roadmap – Ongoing

Genomics and Targeted NGS

•	Achieve ISO 13485:2016 certification for quality management systems (NGS TE Panels) – Complete; Extension for South San Francisco facility to be completed early 4QFY19

•	Launch e-commerce platform for NGS products in the first half of 2019—Complete

•	Convert pilot NGS customers to full production—Ongoing

•	Leverage growth in top line to improve variable and gross margin—Ongoing

•	Launch back-end production in China for NGS by the end of calendar 2019

Biopharma

•	Generate early proof-of-concept data from the GPCR library and antibody optimization software for Twist Biopharma – Complete

•	Expand proof-of-concept data packages for the GPCR antibody library and the bio-better programs—Ongoing

•	Advance the antibody discovery and optimization programs through non-dilutive collaborations—Ongoing

DNA Data Storage

•	Execute roadmap to increase synthesis density on silicon platform and reduce DNA writing cost for DNA digital data storage—Ongoing

•	Pursue non-dilutive funding for the continued development of DNA digital data storage—Ongoing

Financial Guidance

For the full fiscal year 2019, Twist is updating its guidance:

•	Revenue in the range of $52 million to $53 million

•

Net loss in the range of $102 million to $104 million to reflect our increased investment in our commercial organization to position us for strong growth in 2020. We anticipate approximately $1.0 million in move-related expenses associated with our new facility in South San Francisco. We believe the new facility will give us the ability to scale to $200 million in revenue.

Litigation Update

Twist Bioscience posted case updates detailing relevant developments in both May and June related to its ongoing litigation with Agilent here: https://investors.twistbioscience.com/agilent-v-twist-litigation.

Conference Call Information

The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 27433191. A telephonic replay of the conference call will be available beginning approximately four hours after the call through August 9, 2019 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 1097295. The webcast replay will be available at www.twistbioscience.com.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist Bioscience’s anticipated fiscal 2019 milestones, conversion of pilot customers, revenue growth across all product categories and geographic regions, validation of Twist’s GPCR and antibody optimization software for Twist Biopharma and delivery on Twist’s mission to improve healthcare and sustainability through synthetic DNA. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 20, 2018 relating to its initial public offering of common stock. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com

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Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three months ended June 30,		Nine months ended June 30,
	2019	2018	2019	2018
Revenues	$13,600	$6,541	$38,648	$17,020
Operating expenses:
Cost of revenues	11,394	7,503	35,041	23,096
Research and development	9,007	5,268	25,186	14,282
Selling, general and administrative	21,320	11,256	55,703	30,497

Total operating expenses	41,721	24,027	115,930	67,875

Loss from operations	(28,121)	(17,486)	(77,282)	(50,855)
Interest income	804	284	2,243	590
Interest expense	(318)	(337)	(1,007)	(927)
Other income (expense), net	(227)	(14)	(263)	(76)
Provision for income taxes	(54)	(71)	(179)	(166)

Net loss attributable to common stockholders	$(27,916)	$(17,624)	$(76,488)	$(51,434)

Net loss per common share, basic and diluted	$(0.92)	$(6.18)	$(2.97)	$(18.92)

Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	30,290,150	2,849,544	25,789,794	2,719,051

Twist Bioscience Corporation

Condensed Consolidated Balance Sheet

(in thousands)

	June 30, 2019	September 30, 2018
	(Unaudited)	(1)
Assets
Cash and cash equivalents	$68,212	$80,757
Short-term investments	93,575	—
Accounts receivable, net	11,697	5,419
Inventory	5,496	6,028
Prepaid expenses and other current assets	3,642	3,467

Total current assets	182,622	95,671
Property and equipment, net	19,817	12,331
Other assets	4,366	7,789

Total assets	206,805	115,791

Current liabilities
Accounts payable	$7,835	$7,531
Accrued liabilities	13,599	7,567
Current portion of long-term debt	3,333	2,500
Other current liabilities	680	939

Total current liabilities	25,447	18,537
Redeemable convertible preferred stock warrant liability	—	631
Long-term debt, net of current portion	5,119	7,218
Other non-current liabilities	236	344

Total liabilities	30,802	26,730
Redeemable convertible preferred stock	—	290,483

Total stockholders’ equity (deficit)	176,003	(201,422)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$206,805	$115,791

(1)

The condensed balance sheet as of September 30, 2018 has been derived from the audited financial statements at that date included in the Company’s Form 10-K filed with the Securities and Exchange Commission dated December 20, 2018.